UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 13, 2008

BANX AND GREEN GROUP, INC.
(Exact name of registrant as specified in its charter)

NEVADA	333-033890	11-3733135
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6445 S. Chickasaw Trail #318 Orlando, FL 32829
(Address of principal executive offices)

Registrant’s telephone number, including area code 407-286-4103

Beere Financial Equity Corp. 7124 Brandywine Way, Columbia, MD 21046
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-=12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure or Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of certain Officers.

(a)(1)	Various officer and director resignations or removals have taken place while the registrant was dormant and have not been reported. All actions of this nature are now being reported.

Norman Birmingham resigned as President in June 2006, Russell Smith was immediately appointed as President
Russell Smith removed Scott Balmer and Norman Birmingham as directors, without cause, and Scott Balmer as the Secretary of the registrant in August 2007
Russell resigned as President and appointed Richard Papaleo as President and director and then resigned as a director on February 5, 2008.
Steve Lane was appointed to the Board of Directors on February 5, 2008
Richard Papaleo resigned as President on July 31, 2008, appointed Steve Lane as President and then resigned from the board of directors.

There were no disagreements leading to resignations or removal without cause.

Item 5.03 Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)	On February 2006 the registrant changed its name to Banx and Green Group, Inc. Its current corporate address is as described on the cover of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Banx and Green Group, Inc.
(Registrant)
November 19, 2008

/s/ Steve Lane, President
(Signature)